Exhibit 12
                                                               Form 10-Q
                                                               For the Six
                                                               Months Ended
                                                               March 31, 1998



                            Lucent Technologies Inc.
                Computation of Ratio of Earnings to Fixed Charges

                              (Dollars in Millions)
                                   (Unaudited)

                                                              For the Six
                                                              Months Ended
                                                             March 31, 1998

Earnings Before Income Taxes...........................          $ 1,602

Less Interest Capitalized during
  the Period...........................................                9
Less Undistributed Earnings of Less than 50%
   Owned Affiliates.....................................                8

 Add Fixed Charges......................................              233

 Total Earnings ........................................          $ 1,818



 Fixed Charges

 Total Interest Expense Including Capitalized Interest..            $ 168

 Interest Portion of Rental Expense.....................               65

     Total Fixed Charges................................            $ 233

 Ratio of Earnings to Fixed Charges.....................              7.8